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                                                                     EXHIBIT (N)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Experts", "Financial Statements" and "Counsel and Independent Auditors" and to the use of our report dated January 14, 2003, and to the use of our review report dated July 11, 2003, which are incorporated by reference, in this Registration Statement (Form N-2 333-107615 and 811-00041) of General American Investors Company, Inc.

                                                       /s/ ERNST & YOUNG LLP
                                                       -------------------------
                                                       ERNST & YOUNG LLP

New York, New York
September 10, 2003